UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2015 (January 2, 2015)

EMCORE CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-36632	22-2746503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2015 Chestnut Street, Alhambra, California	91803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 293-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On January 5, 2015, EMCORE Corporation, a New Jersey corporation (the “Company”), announced that it completed the sale of certain assets and certain liabilities, primarily related to or used in the Company’s telecommunications business (the “Digital Products Sale”) to NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics”), for an aggregate purchase price of $17,500,000, subject to certain adjustments described below (the “Purchase Price”), consisting of (i) $1.5 million in cash and (ii) a promissory note from NeoPhotonics in the principal amount of $16 million (the “Promissory Note”). The Promissory Note bears interest of 5% per annum for the first year and 13% per annum for the second year, payable semi-annually in cash, and matures two years from the closing of the Digital Products Sale.  In addition, the Promissory Note is subject to prepayment under certain circumstances and is secured by certain of the assets to be sold pursuant to the Digital Products Sale. The Purchased Assets include fixed assets and intellectual property for the ITLA, micro-ITLA, T-TOSA and T-XFP product lines and inventory for the ITLA and micro-ITLA product lines within the Company’s telecommunications business.   Pursuant to the asset purchase agreement, dated October 22, 2014, as amended by Amendment No. 1 dated January 2, 2015, by and between the Company and NeoPhotonics (the “Digital Products Agreement”), the Purchase Price is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues, and the principal amount due under the Promissory Note will be increased or decreased, as applicable, by an amount corresponding to any such adjustment.

This filing amends the Current Report on Form 8-K filed by the Company on January 5, 2015 to provide the Company’s pro forma financial information giving effect to the Digital Products Sale and showing the effects of the sale of the Company’s photovoltaics business to SolAero Technologies Corp. (f/k/a Photon Acquisition Corporation) and an affiliate of private equity firm Veritas Capital, for $150.0 million in cash, subject to a working capital adjustment.

The Company’s pro forma financial information is filed herewith as Exhibit 99.1.

Item 9.01.             Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2014, 2013 and 2012 are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

99.1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal years ended September 30, 2014, 2013, and 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

Dated: January 8, 2015	By:	/s/ Alfredo Gomez
	Name:	Alfredo Gomez
	Title:	General Counsel and Secretary